LMP Variable Income Trust
LMP Adjustable Rate Income Portfolio


MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC
     This MANAGEMENT AGREEMENT (Agreement) is made this 27th
day of April, 2007, by and between Legg Mason Partners Variable
Income Trust (the Trust) and Legg Mason Partners Fund Advisor,
LLC, a Delaware limited liability company (the Manager).
     WHEREAS, the Trust is a Maryland business trust registered as a management investment company under the Investment Company
Act of 1940, as amended (the 1940 Act);
     WHEREAS, the Manager is engaged primarily in rendering
investment advisory, management and administrative services and is registered as an investment adviser under the Investment
Advisers Act of 1940, as amended;
     WHEREAS, the Trust wishes to retain the Manager to provide investment advisory, management, and administrative services to the Trust with respect to the series of the Trust designated in Schedule A annexed hereto (the Fund); and
     WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;
     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:
            1.	The Trust hereby appoints the Manager to act as
investment adviser and administrator of the Fund for the period and on the terms set forth in this Agreement.  The Manager
accepts such appointment and agrees to render the services
herein set forth, for the compensation herein provided.
            2.	The Fund shall at all times keep the Manager
fully informed with regard to the securities owned by it, its funds available, or to become available, for investment, and generally as to the condition of its affairs.  It shall furnish the Manager with such other documents and information with
regard to its affairs as the Manager may from time to time
reasonably request.
            3.	(a)	Subject to the supervision of the Trusts
Board of Trustees (the Board), the Manager shall regularly
provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment
program for the Fund's portfolio of securities and other
investments consistent with the Fund's investment objectives, policies and restrictions, as stated in the Funds current
Prospectus and Statement of Additional Information.  The Manager
shall determine from time to time what securities and other investments will be purchased (including, as permitted in accordance with this paragraph, swap agreements, options and futures), retained, sold or exchanged by the Fund and what
portion of the assets of the Funds portfolio will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the execution of investment documentation), all subject to the
provisions of the Trusts Declaration of Trust and By-Laws (collectively, the Governing Documents), the 1940 Act, and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the SEC) and interpretive guidance issued thereunder by the SEC staff and any other
applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to the Manager. The Manager is authorized as the agent of the Trust to give instructions to the custodian of the
Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund.  Subject to
applicable provisions of the 1940 Act and direction from the
Board, the investment program to be provided hereunder may
entail the investment of all or substantially all of the assets of the Fund in one or more investment companies.  The Manager will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are
defined in Section 28(e) of the Securities Exchange Act of 1934,
as amended (the Exchange Act)) to the Funds and/or the other accounts over which the Manager or its affiliates exercise
investment discretion.  The Manager is authorized to pay a
broker or dealer who provides such brokerage and research
services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that
transaction if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer.  This determination may be viewed in terms of either that particular transaction or the overall responsibilities
which the Manager and its affiliates have with respect to
accounts over which they exercise investment discretion.  The
Board may adopt policies and procedures that modify and restrict the Managers authority regarding the execution of the Funds
portfolio transactions provided herein. The Manager shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Fund, shall exercise voting rights, rights to consent to corporate action and any other
rights pertaining to the Fund's portfolio securities subject to such direction as the Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board.  The Manager may execute on behalf of the Fund certain agreements, instruments and documents in
connection with the services performed by it under this
Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and option agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments the Manager believes are appropriate or desirable in performing its duties under this Agreement.
       (b)	Subject to the direction and control of the Board, the
Manager shall perform such administrative and management
services as may from time to time be reasonably requested by the
Fund as necessary for the operation of the Fund, such as (i) supervising the overall administration of the Fund, including negotiation of contracts and fees with and the monitoring of performance and billings of the Fund's transfer agent, shareholder servicing agents, custodian and other independent contractors or agents, (ii) providing certain compliance, fund accounting, regulatory reporting, and tax reporting services,
(iii) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders, (iv) maintaining the
Funds existence, and (v) during such times as shares are
publicly offered, maintaining the registration and qualification of the Funds shares under federal and state laws.
Notwithstanding the foregoing, the Manager shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of the shares of any Fund, nor shall the Manager be deemed to have assumed or have any
responsibility with respect to functions specifically assumed by any transfer agent, fund accounting agent, custodian,
shareholder servicing agent or other agent, in each case
employed by the Fund to perform such functions.
       (c)	The Fund hereby authorizes any entity or person
associated with the Manager which is a member of a national
securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a)
of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such
transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Manager agrees that it will not deal with itself, or with members of the Board or any
principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Manager or its affiliates, except in each case as
permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing
Documents and the Funds then-current Prospectus and Statement of Additional Information relative to the Manager and its
directors and officers.
            4.	Subject to the Board's approval, the Manager or
the Fund may enter into contracts with one or more investment subadvisers or subadministrators, including without limitation, affiliates of the Manager, in which the Manager delegates to such investment subadvisers or subadministrators any or all its duties specified hereunder, on such terms as the Manager will determine to be necessary, desirable or appropriate, provided that in each case the Manager shall supervise the activities of each such subadviser or subadministrator and further provided that such contracts impose on any investment subadviser or subadministrator bound thereby all the conditions to which the
Manager is subject hereunder and that such contracts are entered into in accordance with and meet all applicable requirements of the 1940 Act.
            5.	(a)	The Manager, at its expense, shall supply
the Board and officers of the Trust with all information and reports reasonably required by them and reasonably available to the Manager and shall furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund.  The Manager shall oversee the maintenance of all books and records with
respect to the Fund's securities transactions and the keeping of the Fund's books of account in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's
request.  The Manager further agrees to arrange for the
preservation of the records required to be maintained by Rule
31a-1 under the 1940 Act for the periods prescribed by Rule 31a-
2 under the 1940 Act.  The Manager shall authorize and permit any of its directors, officers and employees, who may be elected as Board members or officers of the Fund, to serve in the
capacities in which they are elected.
       (b)	The Manager shall bear all expenses, and
shall furnish all necessary services, facilities and personnel, in connection with its responsibilities under this Agreement.
Other than as herein specifically indicated, the Manager shall not be responsible for the Fund's expenses, including, without limitation, advisory fees; distribution fees; interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection with membership in investment company organizations; organization costs of the Fund; the cost
(including brokerage commissions, transaction fees or charges, if any) in connection with the purchase or sale of the Funds securities and other investments and any losses in connection therewith; fees and expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents; legal expenses; loan commitment fees; expenses relating to share certificates; expenses relating to the issuing and redemption or repurchase of the Fund's shares and servicing shareholder accounts; expenses of registering and qualifying the Fund's
shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing and distributing
prospectuses and statements of additional information and any supplements thereto, reports, proxy statements, notices and dividends to the Fund's shareholders; costs of stationery;
website costs; costs of meetings of the Board or any committee thereof, meetings of shareholders and other meetings of the
Fund; Board fees; audit fees; travel expenses of officers,
members of the Board and employees of the Fund, if any; and the
Fund's pro rata portion of premiums on any fidelity bond and other insurance covering the Fund and its officers, Board
members and employees; litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without
limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the
Fund may have to indemnify the Funds Board members and officers with respect thereto.
            6.	No member of the Board, officer or employee of
the Trust or Fund shall receive from the Trust or Fund any
salary or other compensation as such member of the Board,
officer or employee while he is at the same time a director, officer, or employee of the Manager or any affiliated company of the Manager, except as the Board may decide.  This paragraph shall not apply to Board members, executive committee members, consultants and other persons who are not regular members of the Manager's or any affiliated company's staff.
            7.	As compensation for the services performed and
the facilities furnished and expenses assumed by the Manager, including the services of any consultants retained by the
Manager, the Fund shall pay the Manager, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite the Funds name on Schedule A
annexed hereto, provided however, that if the Fund invests all or substantially all of its assets in another registered
investment company for which the Manager or an affiliate of the Manager serves as investment adviser or investment manager, the annual fee computed as set forth on such Schedule A shall be reduced by the aggregate management fees allocated to that Fund for the Fund's then-current fiscal year from such other
registered investment company.  The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Manager for all services prior to that date.  If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month.  The average daily net assets of the Fund shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be
determined by the Board.
            8.	The Manager assumes no responsibility under this
Agreement other than to render the services called for
hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Manager against any liability to the Fund to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless
disregard of its obligations and duties hereunder.  As used in this Section 8, the term Manager shall include any affiliates of the Manager performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Manager and such affiliates.
            9.	Nothing in this Agreement shall limit or restrict
the right of any director, officer, or employee of the Manager who may also be a Board member, officer, or employee of the
Trust or the Fund, to engage in any other business or to devote his time and attention in part to the management or other
aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the
Manager to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association.  If the
purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of the
Manager is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Manager. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Managers policies and procedures as
presented to the Board from time to time.
            10.	For the purposes of this Agreement, the Fund's
net assets shall be determined as provided in the Funds then-
current Prospectus and Statement of Additional Information and
the terms assignment, interested person, and majority of
the outstanding voting securities shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such
exemptions as may be granted by the SEC by any rule, regulation or order.
            11.	This Agreement will become effective with respect
to the Fund on the date set forth opposite the Funds name on
Schedule A annexed hereto, provided that it shall have been
approved by the Trusts Board and by the shareholders of the
Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect until November 30, 2007.  Thereafter, if not terminated, this Agreement shall continue in effect with respect to the
Fund, so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.
            12.	This Agreement is terminable with respect to the
Fund without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days' nor less than 30 days' written notice to the Manager, or by the Manager upon not less than 90 days'
written notice to the Fund, and will be terminated upon the
mutual written consent of the Manager and the Trust.  This
Agreement shall terminate automatically in the event of its
assignment by the Manager and shall not be assignable by the
Trust without the consent of the Manager.
            13.	The Manager agrees that for services rendered to
the Fund, or for any claim by it in connection with services rendered to the Fund, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.  The undersigned officer of the Trust has executed this Agreement not
individually, but as an officer under the Trusts Declaration of
Trust and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust
individually.
            14.	No provision of this Agreement may be changed,
waived, discharged or terminated orally, but only by an
instrument in writing signed by the party against which
enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be
effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of the Fund's outstanding
voting securities.
            15.	This Agreement embodies the entire agreement and
understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject
matter hereof.  Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
This Agreement shall be binding on and shall inure to the
benefit of the parties hereto and their respective successors.
            16.	This Agreement shall be construed and the
provisions thereof interpreted under and in accordance with the laws of the State of New York.
 [signature page to follow]


      IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their officers thereunto duly
authorized.
LEGG MASON PARTNERS VARIABLE
INCOME TRUST
                                    By:
                                    Name:
                                    Title:
LEGG MASON PARTNERS FUND ADVISOR,
LLC
                                    By:
                                    Name:
                                    Title:


Schedule A
Legg Mason Partners Variable Adjustable Rate Income Portfolio
Date:
April 27, 2007
Fee:
The following percentage of the Funds average daily net assets:
First $1 billion--0.55%
Next $1 billion--0.525%
Next $3 billion--0.50%
Next $5 billion--0.475%
Over $10 billion--0.45%

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